EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

THIS  AGREEMENT is made and entered into as of October 15, 1999,  by and between
ELCOTEL,  INC.   (hereinafter   referred  to  as  the  "Company"),   a  Delaware
corporation, and MICHAEL J. BOYLE (hereinafter referred to as the "Executive").

                                 R E C I T A L S

      WHEREAS, the Company desires to employ the Executive, and the Executive is desirous of accepting such employment by the Company, upon the terms and conditions hereinafter set forth,

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

      1. EMPLOYMENT. Subject to the satisfaction of the conditions set forth in this Section 1, the Company agrees to employ the Executive, and the Executive agrees to render his services to the Company, as its President and Chief
Executive Officer, during the Term (as defined below). Following the next shareholder meeting of the Company, the Executive shall be appointed to serve as a member as the Board of Directors of the Company. The Executive shall render his services at the direction of the Board of Directors of the Company at the Company's principal executive offices. The Executive agrees to use his best efforts to promote and further the business, reputation and good name of the Company and the Executive shall promptly and faithfully comply with all instructions, directions, requests, rules and regulations made or issued from time to time by the Company.

      2. TERM. The term of employment pursuant to this Agreement (the "Term") shall commence on October 15, 1999 and continue until October 11, 2002; provided that either party may terminate this Agreement by providing the other with 30 days prior written notice of such termination. Notwithstanding the foregoing, this Agreement may be terminated by the Company in the event that "Cause" for such termination exists as provided in Section 7 below. In the event the Company terminates this Agreement or the Executive's employment other than for Cause, the Company shall pay the Executive Severance Compensation as provided in
Section 3(c) hereof. In the event (a) the Company terminates this Agreement or the Executive's employment for Cause, or (b) the Executive terminates this Agreement or his employment for any reason, the Executive shall not be entitled to any Severance Compensation or other compensation of any kind following the effective date of such termination.

      3. COMPENSATION. As full and complete compensation for all the Executive's services hereunder, the Company shall pay the Executive the compensation described below.

(A)      CASH COMPENSATION.

               (i) During the Term, the Company shall pay the Executive an annual base salary of $250,000 ("Base Salary"). In the event this Agreement is terminated prior to the expiration of the Term, the Company shall pay to the Executive, in addition to any Severance Compensation payable under Section 3(c), any accrued but unpaid Base Salary through the termination date.

               (ii) In addition to the Base Salary, during the Term, the Company shall pay to the Executive an annual bonus (a "Bonus") in an amount up to 50% of the Executive's Base Salary during the relevant bonus period as the board of directors of the Company shall determine in its discretion, provided that the Bonus for the First Bonus Period (as defined below) shall be not less that 25% of the Executive's Base Salary during such First Bonus Period. A Bonus shall be paid (x) for the period from the beginning of the Term through December 31, 2000 (the "First Bonus Period"), (y) for the 2001 calendar year, and (z) for the period from January 1, 2002 through the end of the Term. In the event this Agreement or the Executive's employment is terminated by the Company or by the Executive for any reason, the Executive shall not be entitled to any Bonus Compensation for the period in which such termination occurs.

(B)      EQUITY COMPENSATION.

               (i) Concurrently with the execution and delivery of this Agreement, the Company shall issue to the Executive, as compensation and without cost to the Executive, options (the "Options") to purchase 539,988 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), representing 4% of the shares of Common Stock that are currently issued and outstanding. Such Options shall be issued pursuant to a 1999 Stock Option Plan. The Options shall have an exercise price per share equivalent to the average closing price of the Company's Common Stock during the 20 business days prior to the execution of this Agreement. The Options shall vest and become exercisable as follows: 15,000 shares shall vest on the last day of each month during the first 24 months of the Term and 14,999 shares shall vest on the last day of each month during the next 12 months of the Term. In all cases the Options shall be subject to termination as provided below. The Executive shall have the right to exercise any vested Options at any time prior to October 15, 2004 and any Options not exercised within such deadline shall be deemed terminated and void. The Executive shall be entitled to exercise any vested Options through a "cashless exercise" in a broker escrow or other arrangement set forth in the 1999 Stock Option Plan, provided that such transaction does not adversely affect the Company.

               (ii) In the event this Agreement or the Executive's employment is terminated (x) by the Company for Cause, or (y) by the Executive for any reason, the Options shall cease vesting as of the date that the Company or the Executive provides notice of such termination, and any unvested Options shall immediately terminate and become void. In the event this Agreement or the Executive's employment is terminated by the Company other than for Cause, the Options shall vest as and to the extent provided in Section 3(c) hereof.


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

               (iii) Notwithstanding anything to the contrary otherwise contained herein except as may be provided in Section 3(b)(iv), if at any time during the Term the Company shall, by stock dividend, stock split, combination, reclassification or exchange, or through merger, consolidation or otherwise, change its shares of Common Stock into a different number, kind or class of shares or other securities or property, then the Board of Directors shall arrange for a successor or surviving corporation, if any, to grant replacement options, or to adjust the number of shares covered by the Options and the price of each share. The determination of the Board of Directors shall be conclusive.

               (iv) Notwithstanding anything to the contrary otherwise contained herein, if at any time during the Term, there shall be a Change of Control (as defined below) all unvested Options shall immediately vest in their entirety. For purposes of this provision, the occurrence of any one or more of the following events shall be deemed to be a "Change of Control":

                                    (A)  If  any   transaction   occurs  whereby
                  substantially all of the assets of the Company are transferred, exchanged or sold to a non-affiliated third party other than in the ordinary course of business;

                                    (B) If a merger or  consolidation  involving
                  the Company occurs and the stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger or consolidation at least fifty percent (50%) of the outstanding common stock of the surviving entity or the entity into which the common stock of the Company is converted; or

                                    (C)  If  any  person   (including,   without
                  limitation, any individual, partnership or corporation), other than Fundamental Management Corporation and its affiliates or other than Wexford Management LLC and its affiliates, becomes the owner, directly or indirectly, of securities of the Company or its successor (or a parent company thereof) representing thirty-five (35%) or more of the combined voting power of the Company's or its successor's (or a parent's, as the case may be) securities then outstanding.

(C)      SEVERANCE COMPENSATION.

                  In the event the Company terminates this Agreement or the Executive's employment other than for Cause, the Company shall pay to the Executive as Severance Compensation $250,000, provided that in the event the remainder of the Term is less than 12 months, such Severance Compensation shall be prorated for the remainder of the Term. For example, if the Company terminates this Agreement other than for Cause with 8 months remaining in the Term, the Company shall pay the Executive Severance Compensation of $166,667. The Executive shall also receive as Severance Compensation (i) an immediate vesting of those Options that would have vested during the 12 months after such termination, or such lesser period through the end of the Term, if the Executive's employment had not been terminated, and (ii) continuation of medical benefits for the lesser of 12 months or the remainder of the Term.


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

     4. NO OTHER COMPENSATION. Except as otherwise expressly provided herein, or in any other written document executed by the Company and the Executive, no other compensation or other consideration shall become due or payable to the Executive on account of the services rendered hereunder. The Company shall have the right to deduct and withhold from the compensation payable to the Executive hereunder any amounts required to be deducted and withheld under the provisions of any statute, regulation, ordinance, order or any other amendment thereto, heretofore or hereafter enacted, requiring the withholding or deduction of compensation.

     5.  BENEFITS.

(a) MEDICAL & 401K BENEFITS. The Company agrees that the Executive shall be entitled to participate in any retirement, 401K, disability, medical, pension, profit sharing, group insurance, or any other plan or arrangement, or in any other benefits now or hereafter generally available to executives of the Company, in each case to the extent that the Executive shall be eligible under the general provisions thereof, provided that the Company shall waive any waiting period for participation in any such plan to the extent permitted under the plan.

(b) RELOCATION EXPENSES. The Company shall pay the Executive $40,000 as reimbursement for moving and relocation expenses incurred by him and his immediate family in connection with his relocation to Sarasota and his temporary living expenses in Sarasota prior to such relocation.

     6. RELOCATION. The Executive agrees to relocate to Sarasota, Florida no later than December 31, 2000. Prior to such relocation the Executive agrees that he shall rent a temporary residence in Sarasota and reside there in connection with the performance of his duties under this Agreement.

     7. TERMINATION FOR CAUSE. The Company, by written notice to the Executive, may immediately terminate this Agreement and the Executive's employment hereunder for Cause. As used herein, a termination by the Company "for Cause" shall mean that the Executive has (i) failed or refused to perform a material part of his duties hereunder, (ii) materially breached the provisions of Sections 8, 9 or 10 hereof, (iii) acted fraudulently or dishonestly in his relations with the Company, (iv) committed larceny, embezzlement, conversion or any other act involving the misappropriation of Company funds or assets in the course of his employment, or (v) been indicted or convicted of any felony or other crime involving an act of moral turpitude.

     8.  CONFIDENTIAL INFORMATION.

(a) Executive agrees that he will not at any time or place during his employment or after termination of such employment directly or indirectly disclose to any person or firm other than Company or make, use or sell any records, ideas, files, drawings, documents, improvements, equipment, customer lists, sales and marketing techniques and devices, formulas, specifications, research, investigations, developments, inventions, processes and data, and without limiting the


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

generality of the foregoing, anything not within the public domain (ideas in the process of being disclosed to customers shall not be considered in the public domain), belonging to Company, whether or not patentable or copyrightable, other than for the sole and exclusive benefit of Company, without the prior written consent of Company. Executive agrees that both during the course of his employment with Company and thereafter he will keep confidential from persons not associated with Company any and all Proprietary Information, special techniques, and trade secrets of Company. Upon termination of his employment for any reason whatsoever, Executive agrees to return to Company any property belonging to it, including but not limited to any and all records, notes, drawings, specifications, programs, data and other materials, and copies thereof, pertaining to Company's business and generated or received by Executive in the course of his employment duties with Company.

(b) Executive agrees that during the course of his employment with the Company and for one year thereafter he will not directly or indirectly entice or hire away or in any other manner persuade an employee, consultant, dealer or customer of Company to discontinue that person's or firm's relationship with or to Company as an employee, consultant, dealer or customer, as the case may be.

(c) Executive agrees that he will not, during the course of his employment with the Company and for one year thereafter, engage in any employment or business activity in which it might reasonably be expected that confidential Proprietary Information or trade secrets of Company obtained by the Executive during the course of his employment with Company would be utilized.

(d) The Executive recognizes and agrees that his violation of any terms contained in paragraphs (a), (b), or (c) of this Section 8 will cause irreparable damage to Company, the amount of which will be impossible to estimate or determine. Therefore, Executive further agrees that Company shall be entitled, as a matter of course, to an injunction restraining any violation or further violation of any such covenant or covenants by Executive, his employees, partners, agents or associates, such right to an injunction to be cumulative and in addition to any other remedies, at law or otherwise, which Company might have. Company hereby waives any right to require a bond in connection with obtaining such an injunction. Executive further agrees that his violation of any of the terms of paragraphs (a), (b), or (c) of this Section 8 during the course of his employment with Company shall be a cause for his termination without notice of any rights of the Executive under this Agreement. Such covenants shall be severable, and if the same be held invalid by reason of length of time, area covered, or activity covered, or any or all of them, shall be reduced to the extent necessary to cure such invalidity.

     9. COVENANT NOT TO COMPETE WITH COMPANY. Executive further covenants and agrees that:

(a)  During  the  course  of his  employment  with  Company  and  for  one  year thereafter, Executive shall not undertake any employment or financial involvement with, or assistance of, any person, firm, association, partnership, corporation or enterprise which is engaged in the manufacture, design, marketing or sale of pay phones or in any other business in which the Company is engaged or has


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

current plans to engage as of the date of termination of employment.

(b) Executive recognizes and agrees that his violation of any terms contained in paragraph (a) of this Section 9 will cause irreparable damage to Company the amount of which will be impossible to estimate or determine. Therefore, Executive further agrees that Company shall be entitled, as a matter of course, to an injunction restraining any violation or further violation of any such covenant or covenants by Executive, his employees, partners, agents or associates, such right to an injunction to be cumulative and in addition to any other remedies, at law or otherwise, which Company might have. Company hereby waives any right to require a bond in connection with obtaining such an injunction. Executive further agrees that his violation of any of the terms of paragraph (a) of this Section 9 during the course of his employment with Company shall be a cause for his termination without notice of any rights of Executive under this Agreement. Such covenants shall be severable, and if the same be held invalid by reason of length of time, area covered, or activity covered, or any or all of them, shall be reduced to the extent necessary to cure such invalidity.

     10. PROPRIETARY INFORMATION. Unless otherwise expressly agreed by Company in writing, any inventions, ideas, reports, discoveries, developments, designs, improvements, inventions, formulas, processes, techniques, "know-how," data, and other creative ideas concerning the manufacture, design, marketing or sale of pay phones or relating to any other business in which the Company is engaged or has plans to engage (all of the foregoing to be hereafter referred to as "Proprietary Information"), whether or not patentable or registrable under copyright or similar statutes, hereinafter generated by Executive either alone or jointly with others in the course of his employment hereunder with Company relating or useful to the manufacture, design, marketing or sale of pay phones by the Company or any other business in which the Company is engaged or has plans to engage, shall be the sole property of Company. Executive hereby assigns to Company any rights which he may acquire or develop in such Proprietary Information. Executive shall cooperate with Company in patenting or copyrighting any such Proprietary Information, shall execute any documents tendered by Company to evidence its ownership thereof, and shall cooperate with Company in defending and enforcing its rights therein. Executive's obligations under this
Section 10 to assist Company in obtaining and enforcing patents, copyrights, and other rights and protections relating to such Proprietary Information in any and all countries shall continue beyond the termination of his employment. Company agrees to compensate Executive at a reasonable rate for time actually spent by Executive at Company's request on such assistance after termination of Executive's employment with Company. If Company is unable, after reasonable effort, to secure Executive's signature on any document or documents needed to apply for or prosecute any patent, copyright, or right or protection relating to such Proprietary Information, whether because of the Executive's physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Executive's agent and attorney-in-fact, to act for and on his behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by Executive.


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

     11. INDEMNIFICATION. Executive shall be indemnified by the Company with respect to claims made against him as a director, officer and/or employee of the Company and as a director, officer and/or employee of any subsidiary of the Company to the fullest extent permitted by the Company's certificate of incorporation, by-laws and the General Corporation Law of the State of Delaware.

     12. NOTICES. All notices and other communications required or permitted hereunder shall be in writing (including facsimile, telegraphic, telex or cable communication) and shall be deemed to have been duly given when delivered by hand, faxed or mailed, certified or registered mail, return receipt requested and postage prepaid:

     If to the Company:         Elcotel, Inc.
                                6428 Parkland Drive
                                Sarasota, FL  34243
                                Attn: Bill Thompson, Chief Financial Officer
                                Fax No.: 941-751-4716

     If to the Executive:       Michael J. Boyle
                                5316 Shoreline Circle
                                Lake Forest, FL 32771
                                Fax No.: 407-302-4171

     13. APPLICABLE LAW. This Agreement was negotiated and entered into within the State of Florida. All matters pertaining to this Agreement shall be governed by the laws of the State of Florida applicable to contracts made and to be performed wholly therein. Nothing in this Agreement shall be construed to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any material present or future statute, law, governmental regulation or ordinance as a result of which the parties have no legal right to contract or perform, the latter shall prevail, but in such event the provision(s) of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it or them within the legal requirements.

     14. ENTIRE AGREEMENT; MODIFICATION; CONSENTS AND WAIVERS. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof. No interpretation, change, termination or waiver of or extension of time for performance under any provision of this Agreement shall be binding upon any party unless in writing and signed by the party intended to be bound thereby. Except as otherwise provided in this Agreement, no waiver of or other failure to exercise any right under or default or extension of time for performance under any provision or this Agreement shall affect the right of any party to exercise any subsequent right under or otherwise enforce said provision or any other provision hereof or to exercise any right or remedy in the event of any other default, whether or not similar.


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     15. SEVERABILITY. The parties acknowledge that, in their view, the terms of this Agreement are fair and reasonable as of the date signed by them, including as to the scope and duration of post-termination activities. Accordingly, if any one or more of the provisions contained in this Agreement shall for any reason, whether by application of existing law or law which may develop after the date of this Agreement, be determined by an arbitrator or court of competent jurisdiction to be excessively broad as to scope of activity, duration or territory, or otherwise unenforceable, the parties hereby jointly request such court to construe any such provision by limiting or reducing it so as to be enforceable to the maximum extent in favor of the Company compatible with then-applicable law. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall nonetheless be determined by an arbitrator or court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     16. ASSIGNMENT. The Company may, at its election, assign this Agreement or any of its rights hereunder. This Agreement may not be assigned by the Executive.

     17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     18. ARBITRATION. The parties agree to submit any controversy, claim or dispute of whatever nature arising between them, including without limitation, those arising out of or relating to this Agreement or the construction, interpretation, performance, breach, termination, enforceability or validity of this Agreement or the arbitration provisions contained in this Agreement, for determination solely by binding arbitration, in Tampa, Florida by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall base his or her award or decision on applicable law and judicial precedent, shall include in such award or decision the findings of fact and conclusions of law upon which the award or decision is based and shall not grant any relief or remedy that a court could not grant under applicable law. The parties agree to be conclusively bound by the award or decision of such arbitrator. Judgment on the award or decision rendered by the arbitrator may be entered in any court having jurisdiction thereof. Employee and the Company each hereby waive any and all rights to request or receive punitive damages in connection with any action or proceeding related to the subject matter of this Agreement. Employee and the Company each hereby waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

     19. SURVIVAL. The provisions of Sections 8 through 18 of this Agreement shall survive any expiration or termination of this Agreement.


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

         IN WITNESS WHEREOF, that parties hereto have executed this Employment Agreement as of the date first above written.

                                  ELCOTEL, INC.


                                  BY:    /S/ C. SHELTON JAMES
                                         --------------------
                                       Name: C. Shelton James
                                       Title: Chairman

                                  MICHAEL J. BOYLE

                                  /S/ MICHAEL J. BOYLE
                                  --------------------
                                      MICHAEL J. BOYLE


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